UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2008

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, the Compensation Committee (the "Compensation Committee") of the Board of Directors of APAC Customer Services, Inc. (the "Company") approved an annual management incentive program (the "2008 MIP") for the Company’s Chief Executive Officer, Michael P. Marrow, Chief Financial Officer, George H. Hepburn III and all other executive officers of the Company, including named executive officers for the 2008 fiscal year. The 2008 MIP was adopted under the terms of the APAC Customer Services, Inc. Management Incentive Plan, as amended and restated effective August 2, 2007 (the "Management Incentive Plan").

Under the terms of the 2008 MIP, Messrs. Marrow and Hepburn and all other executive officers of the Company, including named executive officers, are eligible to receive annual cash bonus payments on either an annual or a quarterly basis based on the Company’s achieving certain financial performance goals established by the Compensation Committee. No annual cash bonus is guaranteed, but each executive officer is eligible for a 2008 MIP ranging from 0% to 150% of his or her base salary. For all executive officers, other than the Company’s Senior Vice President, Sales, the 2008 MIP will be based 50% on the Company’s achieving the threshold or maximum revenue amounts established by the Compensation Committee and 50% on the Company’s achieving the threshold or maximum adjusted EBITDA amounts established by the Compensation Committee. The range of annual bonus opportunity, performance periods and weighting of financial performance goals for each executive officer is set forth in Exhibit 99.1 which is attached hereto and incorporated herein by reference in its entirety.

The threshold and maximum financial performance goals established by the Compensation Committee for the 2008 MIP are based on the Company’s 2008 financial plan approved by the Company’s Board of Directors. Revenue is defined as net revenue, as reported in the Company’s quarterly and annual audited financial statements. Adjusted EBITDA is defined as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense, calculated from the information contained in the Company’s quarterly and annual audited financial statements, and excludes the effects of charges which would be split out from normal operating expenses (e.g. restructuring, asset impairment and other charges or gains). The total incentive payout under the 2008 MIP for any overachievement of financial performance goals beyond the threshold amounts established by the Compensation Committee shall not exceed 50% of the incremental adjusted EBITDA achieved by the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Details of 2008 MIP by Executive Officer

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

March 26, 2008	By:	/s/ George H. Hepburn III

Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Details of 2008 MIP by Executive Officer